                           SCHEDULE 14A INFORMATION
===============================================================================

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               H. D. Vest, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                  [LETTERHEAD OF HD VEST FINANCIAL SERVICES]


                                                                     May 2, 2000

     Dear Fellow Shareholder:

     Your officers and directors join me in inviting you to attend the 2000 Annual Meeting of Shareholders of H.D. Vest, Inc. The formal notice of this meeting and the Proxy Statement accompany this letter.

     The meeting will be held at the Anaheim Convention Center, 800 West Katella Avenue, Anaheim, CA on Friday, June 2, 2000, at 1:00 p.m. By attending the meeting, you will have an opportunity to meet your officers and directors and participate in the business of the meeting.

     If it is not possible for you to attend, please return the enclosed proxy immediately to ensure that your shares will be voted. Since mail delays do occur, it is important that the proxy be returned as promptly as possible.

     Thank you for the confidence you have placed in H.D. Vest, Inc. If you have any questions or need further assistance, please do not hesitate to call.


     Sincerely,

     /s/ R. BREDT NORWOOD
     ---------------------------------------
     R. Bredt Norwood
     General Counsel and Corporate Secretary

                  [LETTERHEAD OF HD VEST FINANCIAL SERVICES]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 2000




     To the Holders of the Common Stock of H.D. Vest, Inc.:

     The Annual Meeting of Shareholders of H.D. Vest, Inc. ("the Company") will be held at the Anaheim Convention Center, 800 West Katella Avenue, Anaheim, CA on Friday, June 2, 2000, at 1:00 p.m. to consider and act upon the following matters:

          1. To elect seven (7) Directors to serve until the next Annual Meeting of Shareholders, and until their successors are elected and qualified;

          2. To vote on the approval of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 2000; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting of Shareholders is contained in the Proxy Statement attached to this Notice. The Board of Directors has fixed the close of business on April 20, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of shareholders will be made available at the Company's offices located at 6333 North State Highway 161, Fourth Floor, Irving, TX 75038 at least ten
     (10) days prior to the meeting for examination by any shareholder for any purpose germane to the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

             By Order of the Board of Directors

             /S/ R. BREDT NORWOOD
             ---------------------------------------
             R. Bredt Norwood
             General Counsel and Corporate Secretary

     Irving, Texas
     May 2, 2000

                                H.D. VEST, INC.
                         6333 North State Highway 161
                                 Fourth Floor
                              Irving, Texas 75038

                                  May 2, 2000

                                PROXY STATEMENT
                                      for
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 2, 2000


To Our Shareholders:

Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Shareholders to be held on Friday, June 2, 2000, at 1:00 p.m. and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only shareholders of record at the close of business on April 20, 2000, will be entitled to vote at the meeting. There were 5,423,341 shares of Common Stock outstanding at that date.

The Company is mailing this Proxy Statement and the enclosed proxy commencing on May 2, 2000 to shareholders entitled to vote at the meeting. Shareholders of record with shares in their name have been previously mailed an Annual Report. All other shareholders entitled to vote are receiving an Annual Report with this Proxy Statement.

We cordially invite you to attend the meeting. Whether or not you plan to attend, we urge you to date, sign and return your proxy promptly in the envelope enclosed. Your proxy will be voted as specified at the Annual Meeting. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Corporate Secretary, and if you attend the meeting, you may vote your shares in person.

At the Annual Meeting, all shareholders will have the opportunity to elect seven
(7) Directors for the ensuing year. In addition, you will be asked to vote on the selection of the Company's auditors. Each shareholder of Common Stock is entitled to one vote for each share held.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting, and the inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

The persons named as proxies in the enclosed forms are Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer and primary shareholder, and R. Bredt Norwood, Corporate Secretary.

ITEM I:   ELECTION OF DIRECTORS
          ---------------------

At the meeting, management will recommend to the shareholders that each of the seven (7) nominees listed below be elected to serve for a term of one (1) year, and until their successors are duly elected and qualified. The affirmative vote of a majority of the shareholders represented at the meeting and entitled to vote is required for the election of each Director. Cumulative voting is not permitted.

        Herb D. Vest         Jerry M. Prater
        Barbara Hancock      Phillip W. Mayer
        Jack B. Strong       Kenneth R. Petree
        Kenneth E. Reynolds


Each nominee has agreed to serve, if elected. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such office as the present Board of Directors may recommend in place of such nominee. The following information is furnished with respect to the nominees for election to the Board of Directors.


                             Nominees for Director
                             ---------------------

Herb D. Vest, age 55, is the Company's Chairman of the Board of Directors, Chief Executive Officer and primary shareholder. In addition to his juris doctorate and doctorate in international business administration, Mr. Vest holds four master's degrees and 13 professional designations. Mr. Vest currently serves on the Board of Directors of the United States/Mexico Chamber of Commerce and was previously a member of the U.S. Trade Representatives' Investment Policy Advisory Board. Mr. Vest has been a Director of the Company since its inception in 1983. Additionally, he is a member of the Investment Policy Advisory Board for H.D. Vest's advisory services subsidiary, H.D. Vest Advisory Services, Inc.

Barbara Hancock, age 53, is co-founder of the Company and presently serves as Executive Manager of Representative Relations. Prior to 1991, Ms. Vest Hancock held the position of Executive Vice President. She was a member of the Board of Directors until her resignation in 1991. She resumed her position as a member of the Board of Directors in 1992.

Jack B. Strong, age 70, was elected to the Texas State Senate in 1962, where he served until his retirement in 1971. After leaving the Senate, he served on various state committees, boards and commissions, including chairing Lt. Governor Hobby's Blue Ribbon Committee on Ethics Reform, the Regional Medical Program of Texas, and the Texas State Board of Education. He currently serves on the Board of Directors of the Texas Center for Education Research and as president of Texas-based General Equities, Inc. and Strongworth, Inc. Mr. Strong served as an advisor to the Company's Board from January 1992 through January 1993. He was elected a Director of the Company in 1993. Mr. Strong is currently a member of the Audit Committee and was appointed chairman and member of the Project Oversight Committee on November 9, 1999.

Kenneth E. Reynolds, age 71, started his Norman, Oklahoma-based certified public accounting practice in 1965. He served as chairman of the Personal Financial Planning Committee of the Oklahoma Society of CPAs from 1988-1991 and as president of the Norman Chapter of the Oklahoma Society of CPAs in 1989. Additionally, Mr. Reynolds served on the Arthur Andersen A-plus Tax User Advisory Committee from 1991-1993. He became a Registered Representative of H.D. Vest Investment Securities, Inc. in 1987, and a Director of the Company in 1993. He is also an independent Registered Investment Advisor.

Jerry M. Prater, age 57, has been a practicing certified public accountant since 1983, when he founded his own company in Dallas, Texas. He also has held positions with agencies of the U.S. Department of Defense, Continental Electronics Manufacturing Co., Hill & Wilkinson and Quazon Corporation. Mr. Prater also currently serves as a trustee of the Dallas County Community College District and serves as Chairman of its Audit Committee. Mr. Prater was elected a public Director of the Company's Board in 1994. He is the current chairman of the Audit Committee.

Phillip W. Mayer, age 57, held a variety of command and staff positions as an infantry officer in the United States Army prior to his retirement in 1982. Mr. Mayer holds two master's degrees and was designated a Certified Public Manager by Arizona State University's Advanced Public Executive Program in 1990. Since 1985, he has worked in the corrections profession as a program manager and director of staff training. He currently serves as a staff training manager for the Santa Clara County Department of Correction in San Jose, California. Mr. Mayer was elected a public Director of the Company's Board in 1994. He is currently a member of the Audit Committee.

Kenneth R. Petree, age 57, is a Business Development Officer in the Small Business Lending Division of Bank United for Central, East and West Texas, and all of New Mexico, Oklahoma, Louisiana and Arkansas. He currently serves on the Board of Directors of the Fort Worth Economic Development Corporation (a nonprofit organization) and serves as Chairman of their Loan Committee. Mr. Petree has extensive experience in the banking industry and previously held executive positions with Overton Bank and Trust Company (currently Frost National Bank) and Irving National Bank. Mr. Petree was elected a public Director of the Company's Board in 1999.

             Further Information Concerning the Board of Directors
             -----------------------------------------------------

The Company's Board of Directors held five formal meetings during the fiscal year ended September 30, 1999. In addition, management confers frequently with its Directors on an informal basis to discuss Company affairs. During fiscal year ended September 30, 1999, no Director attended fewer than 75 percent of the meetings of the Board of Directors. Directors are reimbursed for travel and other expenses related to attendance at Board and committee meetings. Total compensation to the Directors for the year ended September 30, 1999 is as follows:

           Name                                        Title                                          Compensation
---------------------------------------------------------------------------------------------------------------------------
Herb D. Vest                             Chairman of the Board of Directors                                         $53,700
Barbara Hancock                          Director                                                                    29,500
Jack B. Strong                           Director and Member - Audit Committee; Chairman and Member                  33,500
                                         - Project Oversight Committee
Kenneth E. Reynolds                      Director                                                                    29,500
Jerry M. Prater                          Director and Chairman of the Audit Committee                                35,500
Phillip W. Mayer                         Director and Member - Audit Committee                                       33,500
Kenneth R. Petree                        Director                                                                    29,500
---------------------------------------------------------------------------------------------------------------------------

Prior to June 1999, the independent Board members were entitled to receive quarterly stock options for 2,000 shares of Common Stock, exercisable at the price of the Common Stock on the date of issuance.

Mr. Strong and Strongworth, Inc., an entity with which Mr. Strong is affiliated, received approximately $30,000 in professional fees for services performed for the Company.

Effective November 1999, Jack Strong submitted and the Company accepted Mr. Strong's resignation as a consultant to the Company pursuant to which the Company's contract with Mr. Strong was terminated. Mr. Strong will be an independent member of the Company's Board of Directors.

On November 9, 1999, the Board created a Project Oversight Committee which will be responsible for assisting the Board to oversee special projects of the Company. Jack Strong was appointed a member and chairman of the committee. The Board of Directors approved payment of $6,000 annually to the chairman of the Project Oversight Committee.

The Company's Board of Directors has an Audit Committee which met four times during the fiscal year ended September 30, 1999. The function of the Audit Committee is (1) to oversee the Company's system of internal accounting control and the financial reporting process; (2) to review the internal audit function;
(3) to approve the selection of the Company's independent accountants; and (4) to review audit reports. The members of the Audit Committee during fiscal 1999 were Jerry M. Prater, Jack B. Strong and Phillip W. Mayer.

The Company's Board of Directors has a Compensation Committee which met once during the fiscal year ended September 30, 1999. The function of the Compensation Committee is to review, discuss and advise management and officers of the Company regarding compensation and other employment benefits afforded officers and employees of the Company. The current members of the Compensation Committee are the members of the Board of Directors: Herb D. Vest, Barbara Hancock, Jack B. Strong, Kenneth E. Reynolds, Jerry M. Prater, Phillip W. Mayer and Kenneth R. Petree.


ITEM II:  PROPOSAL TO APPROVE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
          ---------------------------------------------------------
          INDEPENDENT AUDITORS FOR THE COMPANY
          ------------------------------------

The firm of Arthur Andersen LLP has been selected as the Company's independent auditors for the fiscal year ended September 30, 2000. Management recommends the ratification of such selection. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from shareholders.

                        BENEFICIAL OWNERSHIP OF SHARES
                        ------------------------------

The following information is furnished as of September 30, 1999, to indicate beneficial ownership by each Director, nominee and certain executive officers, individually, and all officers and Directors of the Company, as a group, of shares of the Company's Common Stock.

             Name of Beneficial Owner                 Amount Beneficially Owned         Percent of Vote
-----------------------------------------------------------------------------------------------------------
Herb D. Vest                                                           4,693,447 (1)         78%
Roger C. Ochs                                                              2,911              *
Shannon A. Soefje (2)                                                      1,352              *
Kenneth E. Reynolds                                                          550              *
Jack B. Strong                                                               100              *
W. Ted Sinclair                                                            1,481              *
Barbara Hancock                                                              300              *
-----------------------------------------------------------------------------------------------------------
Officers and Directors as a Group                                      4,700,141             78%
-----------------------------------------------------------------------------------------------------------

*    Less than 1%

(1) Includes 4,084,232 shares of outstanding Common Stock, 314,000 Common Stock options with an exercise price ranging from $2.38 to $5.06, 45,148 Common Stock options with an exercise price of $8.50, and 250,067 shares of Convertible Series A Preferred Stock with a conversion rate of one preferred share for one share of common stock. Ownership percentage excluding Common Stock Options and the Convertible Series A Preferred Stock is 75%.
(2) Effective February 2, 2000, the Company accepted the resignation of Ms. Soefje as Senior Vice President and Corporate Secretary.

                             EXECUTIVE COMPENSATION
                             ----------------------

The following Summary Compensation Table sets forth all remuneration earned in salary and bonus during the fiscal years ended September 30, 1999, 1998 and 1997, to the Chief Executive Officer and the highest paid directors, officers and executive managers, each receiving in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                              Annual Compensation      Long-Term Compensation

Name and Principal Position      Fiscal Year                        Restricted  Stock Options (1)       All Other
                                               Salary     Bonus       Stock                            Compensation
                                                                      Awards
-----------------------------------------------------------------------------------------------------------------------

Herb D. Vest,                          1999  $900,000  $2,315,412           -                 -                $53,700
Chairman of the                        1998   900,000   2,340,148           -                 -                 53,700
Board of Directors, Chief              1997   862,500   1,869,497           -                 -                 45,774
Executive Officer


Barbara Hancock,                       1999  $325,000      20,000           -                 -                $29,500
Director and                           1998   325,000      27,283           -                 -                 29,500
Executive Manager of                   1997   284,167           -           -                 -                 43,793
Representative Relations


Roger C. Ochs                          1999  $209,615  $  289,641           -                 -                      -
President                              1998   150,000     194,898           -                 -                      -
                                       1997   150,000     155,791           -                 -                      -


Shannon A. Soefje (2)                  1999  $140,000  $   90,111           -                 -                      -
Senior                                 1998   140,000      90,952           -                 -                      -
Vice President and Corporate           1997   135,500      65,851           -                 -                      -
Secretary


W. Ted Sinclair                        1999  $160,000  $  102,984           -                 -                      -
Vice President and Chief               1998   145,000      90,952           -                 -                      -
 Financial Officer                     1997   140,000      75,753           -                 -                      -



(1) Officers and select employees are eligible to participate in a stock option plan.
(2) Effective February 2, 2000, the Company accepted the resignation of Ms. Soefje as Senior Vice President and Corporate Secretary.



                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

No options were granted to officers during fiscal 1999.

          AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL
          ------------------------------------------------------------
                            YEAR- END OPTION VALUES
                            -----------------------

The following table provides information with respect to options issued to officers and directors that remain outstanding as of September 30, 1999:



           Name           Shares Acquired    Value Realized     Number of Unexercised Options   Value of Unexercised, In-The-Money
                          Through Options                          Held At Fiscal Year End           Options Fiscal Year End
                             Exercised                          Exercisable     Unexercisable   Exercisable         Unexercisable
                                                                                                     (1)                 (2)
-----------------------------------------------------------------------------------------------------------------------------------
Herb D. Vest                      -                 -           359,148                             $63,600                 -

W. Ted Sinclair                   -                 -             1,456                                   -                 -
-----------------------------------------------------------------------------------------------------------------------------------

          (1) Represents the difference between the closing price of the Company's Common Stock on September 30,1999, and the exercise price of the options.
          (2) The current fair market value of the stock at September 30, 1999 was below the option exercise price.


                         COMPENSATION COMMITTEE REPORT
                         -----------------------------

The Company's executive compensation program is administered by the Compensation Committee of the Board (the "Committee"). All members of the Board are members of the Committee. The Committee determines the compensation of all executive officers of the Company. In reviewing the compensation of individual executive officers (other than Mr. Vest), the Committee takes under consideration the recommendations of management and the input of compensation consultants. The Committee's determinations on the compensation of the Chief Executive Officer and other executive officers are reviewed with all nonemployee directors who constitute a majority of the full Board.

Overall Policy

The Company's compensation programs are aimed at enabling it to attract and retain the best possible executive talent, and rewarding those executives commensurately with their ability to drive increases in shareholder value.

At least once each year, the Committee conducts a review of the Company's executive compensation programs. The purpose of the review is to ensure that the Company's executive compensation programs remain consistent with competitive practice, and that the programs are meeting their objective of creation of shareholder value. In its review, the Committee may consider data provided by management and compensation consultants.

The Compensation Committee's goal is to develop an overall level of executive officer compensation that is competitive with the financial services industry and with a broader group of companies of comparable size and complexity. Actual executive officer compensation levels may be greater or less than average competitive levels in surveyed companies based upon actual and long-term Company performance, as well as individual performance. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it.

Compensation Program

The Shareholders voted to approve an Executive Officers Compensation Plan ("Plan") as of May 31, 1996. The purpose of the Plan is to provide additional compensation to a select group of management employees of the Company in order to motivate and retain them, as well as to provide them an incentive to guide the Company in attaining higher revenue goals. The Company may provide this additional compensation under the Plan in the form of salary, restricted stock, incentive cash and restricted stock bonuses, as well as severance and change-in-control benefits.

As an unfunded plan of deferred compensation, the Plan is administered by the Chief Executive Officer of the Company, who is presently Herb D. Vest. Eligibility to participate in the Plan is determined at the sole and absolute discretion of the Company, which establishes eligibility provisions of the Plan and which it may change at any time at its sole and absolute discretion.

Currently, to be eligible to participate in the Plan, the individual must be an executive employee of the Company, have completed at least two (2) full years of service with the Company, and be part of the select group of management employees as designated by the Board of Directors of the Company. The individual employee must also sign an Officers Deferred Compensation Agreement and an Officer Agreement as a condition precedent to becoming a participant in the Plan.

Under the Restricted Stock portion of the Plan, a number of shares of restricted stock may be determined by the Chief Executive Officer of the Company as allocable to a particular participant. This restricted stock is credited to each participant's account and will be vested and distributable upon the first to occur of the following events: (1) Long-term disability or death of the participant, or attaining the preselected Deferral Date; or (2) The date of a "change-in-control" of the Company (as that term is defined in the Plan). No stock was earned under the Plan for the fiscal year ended September 30, 1999.

Under the Plan, the Board of Directors may set revenue goals annually. If attained, the revenue goals will generate a set cash bonus for the participant, payable unless certain losses are also incurred.

In addition, bonus stock may be credited to participants' accounts in the form of restricted stock on the basis of the Company's attaining three-year cumulative revenue goals. Each year these goals may be set by the Board of Directors for the next three years and are based in part on the previous year's goals that consist of a threshold, a target and a maximum cumulative revenue goal. Upon attaining one of these goals, bonus stock credited in the form of restricted stock to the participant's account vests and will become distributable only upon the retirement, long-term disability or death of the participant, or the date of a "change-in-control" of the Company (as that term is defined in the Plan). No bonus stock was credited to participants' accounts in fiscal 1997, 1998 or 1999.

The Company has an agreement with Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer and primary shareholder, for management services to the Company. The agreement with Herb D. Vest provides for a management fee per year including an annual bonus based on the Company's performance related to revenue and net income goals, additions of Company affiliates and Fee Based Assets under Management, as established by the Board of

Directors. Effective January 1, 1997, the Company increased the annual management fee due to Mr. Vest to $900,000 from $750,000. The 24% increase in the Company's revenues, combined with positive earnings after consideration of the bonus, as well as the other factors used to determine the bonus, resulted in the payment of a $2,315,412 bonus to Mr. Vest under the plan in fiscal 1999. The Company paid a bonus to Mr. Vest of $2,340,148 in fiscal 1998 and $1,869,497 in fiscal 1997. Management fees, including bonuses, under these agreements were $2,731,997, $3,240,148 and $3,215,412 for the years ended September 30, 1997,
1998 and 1999, respectively.

The Company provides to the executive officers medical benefits that are generally available to Company employees. The amount of perquisites to executive officers did not exceed $50,000 or 10 percent of salary for fiscal 1999.

Compensation Committee Members

Herb D. Vest                       Kenneth E. Reynolds
Barbara Hancock                    Jerry M. Prater
Jack B. Strong                     Phillip W. Mayer
Kenneth R. Petree


                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON
                    ---------------------------------------

The graph on the following page compares cumulative total shareholder return on the Common Stock of the Company for the last five (5) fiscal years with the cumulative total return on the Nasdaq Market Value Index, and an index of peer companies with the same SIC code 6211 (Security Brokers, Dealers, and Flotation Companies). The peer group, consisting of 65 financial services firms, has been used for the purpose of this performance comparison, which appears below. These companies were selected by the Company based on the fact that they offer investment and other financial services similar to those offered by the Company. A list of the companies follows the graph.

                    H.D. VEST, INC. STOCK PRICE PERFORMANCE

         COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG H.D. VEST, INC.,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX

                    ASSUMES $100 INVESTED ON OCTOBER 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                     FISCAL YEAR ENDING SEPTEMBER 30, 1999


                               ---------------------- FISCAL YEAR ENDING ------------------------
COMPANY/INDEX/MARKET            9/30/1994  9/29/1995  9/30/1996  9/30/1997  9/30/1998  9/30/1999

H.D. Vest Inc                      100.00      79.31     131.03     139.66     196.55     131.03

Security Brokers & Dealers         100.00     156.68     168.08     327.30     275.35     481.48

NASDAQ Market Index                100.00     121.41     141.75     192.67     200.23     323.92

The peer group is made up of the following:

--------------------------------------------------------------------------------------------------------------
A.G. Edwards, Inc.                                Goldman Sachs Group, Inc.     National Discount BR & Grp
--------------------------------------------------------------------------------------------------------------
AB Watley Group, Inc.                             H.D. Vest, Inc.               Olympic Cascade Fncl Corp.
--------------------------------------------------------------------------------------------------------------
Advest Group, Inc.                                Helmstar Group, Inc.          Onlinetradinginc.com
--------------------------------------------------------------------------------------------------------------
American Capital Strategies                       Hoenig Group, Inc.            Orix Corp. ADS
--------------------------------------------------------------------------------------------------------------
American Express Company                          Internat Asset Holding Corp.  Oxford Tax Exempt Fund II
--------------------------------------------------------------------------------------------------------------
Ameritrade Holding Cp Cl A                        Investment Technology Gp      Paine Webber Group, Inc.
--------------------------------------------------------------------------------------------------------------
Annaly Mortgage Mngt, Inc.                        JB Oxford Holdings, Inc.      Paulson Capital Corp.
--------------------------------------------------------------------------------------------------------------
Banc Stock Group, Inc.                            Jefferies Group, Inc.         Pinnacle Global Group
--------------------------------------------------------------------------------------------------------------
Bear Stearns Companies                            John Nuveen Co. Cl A          Ragen Mackenzie Group
--------------------------------------------------------------------------------------------------------------
Chapman Holdings, Inc.                            JWGenesis Financial           Raymond James Financial
--------------------------------------------------------------------------------------------------------------
Charles Schwab Corporation                        Kent Financial Services       Research Partners Intl. Inc.
--------------------------------------------------------------------------------------------------------------
Dain Rauscher Corporation                         Kinnard Investments           SEI Investments Company
--------------------------------------------------------------------------------------------------------------
Data Broadcasting Corp.                           Kirlin Holdings Corporation   Siebert Financial Corporation
--------------------------------------------------------------------------------------------------------------
DLJ Direct                                        Knight/Trimark Group, Inc.    Southwest Securities Group
--------------------------------------------------------------------------------------------------------------
Donaldson Lufkin & Jenrette                       Labranche & Co., Inc.         Stifel Financial Corp.
--------------------------------------------------------------------------------------------------------------
E*Trade Group, Inc.                               Legg Mason, Inc.              TD Waterhouse Group
--------------------------------------------------------------------------------------------------------------
E-Loan, Inc.                                      Lehman Bros Hldg, Inc.        United Asset Mgmt Corp.
--------------------------------------------------------------------------------------------------------------
Fahnestock Viner Holding                          M.H. Meyerson & Co.           Waddell & Reed Fin. B
--------------------------------------------------------------------------------------------------------------
First Albany Companies                            Mackenzie Financial Corp      Waddell & Reed Financial, Inc.
--------------------------------------------------------------------------------------------------------------
Freedom Securities Corp.                          Merrill Lynch & Co.           WIT Capital Corporation
--------------------------------------------------------------------------------------------------------------
Friedman Billings Ramsey                          MFC Bancorp LTD               Ziegler Companies, Inc.
--------------------------------------------------------------------------------------------------------------
Gabelli Asset Management                          Morgan Keegan, Inc.
--------------------------------------------------------------------------------------------------------------

                         TRANSACTIONS WITH MANAGEMENT
                         ----------------------------

The Company has an agreement with Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer and primary shareholder, for management services to the Company. Effective January 1, 1997, the Company increased the annual management fee due to Mr. Vest to $900,000 from $750,000.

Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer and primary shareholders of the Company purchased approximately 1.4 million shares of the Company's common stock from Barbara Hancock, the Company's Executive Manager of Representative Relations and a member of the Board of Directors. With the acquisition (completed during April 1999), Mr. Vest owns over 4 million of approximately 5.4 million current outstanding shares, or approximately 75% of the Company's issued and outstanding Common Stock.

The Company entered into a Facilities and Services Agreement, effective January 1, 1987, with H.D. Vest Insurance Services ("HDVIns"), a sole proprietorship operated by Mr. Vest. Under the terms of this agreement, the Company provides HDVIns certain management and other services. The Company has charged HDVIns $538,700, $493,604 and $404,315, for the years ended September 30, 1997, 1998, and 1999, respectively, for management services rendered. As of September 30, 1999, the Company had a receivable of approximately $275,390 from HDVIns.

Lines Of Credit

The Company has an agreement to provide Herb D. Vest a revolving line of credit in an amount not to exceed $2,000,000, collateralized by Mr. Vest's unrestricted shares of the Company's Common Stock in an amount equal to the unadjusted current balance of the line of credit based on the Stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. In June 1998, Mr. Vest reduced to zero the outstanding principal balance, together with the accrued interest, of his revolving line of credit from the Company. At September 30, 1999, Mr. Vest had no outstanding principal or accrued interest outstanding on this line.

The Company has an agreement to provide Barbara Hancock a revolving line of credit in an amount not to exceed $700,000, collateralized by Ms. Hancock's unrestricted shares of the Company's Common Stock in an amount equal to the unadjusted current balance of the line of credit based on the Stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. In December 1998, Ms. Hancock reduced to zero the outstanding principal balance, together with the accrued interest, of her revolving line of credit from the Company. At September 30, 1999, Ms. Hancock had no outstanding principal or accrued interest due on this line.

                                 ANNUAL REPORT
                                 -------------

The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended September 30, 1999, are included on pages 20 through 43 of the Company's 1999 Annual Report to Shareholders. Shareholders of record with shares in their name have been previously mailed an Annual Report. All other shareholders entitled to vote are receiving an Annual Report with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request.

                 SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING
                 -----------------------------------------------

Any proposal of a shareholder intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 20, 2000.

                         METHOD OF PROXY SOLICITATION
                         ----------------------------

The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, the proxy itself and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, Directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will use the services of Corporate Investor Communications, Inc. to assist in obtaining shareholder addresses for proxy mailing. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their beneficial holders.

By Order of the Board of Directors

/S/ R. BREDT NORWOOD

R. Bredt Norwood
General Counsel and Corporate Secretary

Dated: May 2, 2000

--------------------------------------------------------------------------------
     PROXY

                                H.D. VEST, INC.

          Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of the Shareholders on June 2, 2000

     The undersigned hereby constitutes and appoints Herb D. Vest and R. Bredt Norwood, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of H.D. Vest Inc. to be held at the Anaheim Convention Center, 800 West Katella Avenue, Anaheim, CA on June 2, 2000 at 1.00 p.m., and at any adjournment thereof, on all matters coming before said meeting.

     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

               (change of address)

________________________________________              -----------------------
________________________________________                   SEE REVERSE SIDE
________________________________________              -----------------------
________________________________________
If you have written in the above space, please mark the corresponding box on the reverse side of the card.)
--------------------------------------------------------------------------------

                                H.D. VEST, INC.
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [_]

1. ELECTION OF DIRECTORS                       For  Withhold  For All    2. Approval of the accounting firm    For  Against Abstain
   Nominees:                                   All   All      Except        of Arthur Andersen LLP as          [_]   [_]      [_]
                                                                            independent auditors of the
     01 Herb D. Vest     02 Jerry M. Prater    [_]   [_]      [_]           Company for 2000.
     03 Barbara Hancock  04 Phillip W. Mayer
     05 Jack B. Strong   06 Kenneth R. Petree
     07 Kenneth E. Reynolds                                              3. Other business - In their discretion, the proxies are
                                                                            authorized to vote upon such other matters as may
                                                                            properly come before the meeting on any adjournment
                                                                            thereof.

____________________________________________________
          . Write nominee(s) exception above

--------------------------------------------------------------------------------     Change of Address                  [_]

               THIS SPACE RESERVED FOR ADDRESSING                                                      Dated ________________ 2000
                         (Key lines do not print)
                                                                                     Signature(s) ________________________________

--------------------------------------------------------------------------------     ----------------------------------------------
                                                                                     Note. Please sign exactly as name appears
                                                                                     hereon. Joint owners should each sign. When
                   This proxy, when properly executed, will be voted in the          signing as attorney, executor, administrator,
                   manner directed herein by the above named stockholder. If no      trustee or guardian, please give full title as
                   direction is made, this proxy will be voted FOR the Proposals     such.
------------------------------------------------------------------------------------------------------------------------------------

                           .  FOLD AND DETACH HERE .

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.